Exhibit 10.20
CONFIDENTIAL TREATMENT REQUESTED
Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment. Terms for which confidential treatment has been requested have been omitted and marked with an asterisk [*].
AMENDMENT NUMBER ONE TO THE
SUBSCRIBER UNIT PURCHASE AGREEMENT FOR NII HOLDINGS INC.
This Amendment Number One to the Subscriber Unit Purchase Agreement is effective as of the last date signed below and is entered into between Motorola Inc., having a place of business at 8000 West Sunrise Boulevard, Fort Lauderdale, Florida 33322 USA (hereinafter “Seller” or “Motorola”) and, NII HOLDINGS, INC., a company formed under the laws of Delaware, with a place of business at 10700 Parkridge Boulevard, Suite 600, Reston, Virginia 20191 (hereinafter “Buyer” or “NIIH”). Capitalized terms used herein but not otherwise defined herein shall have the same meanings given to such terms in the Agreement.
WHEREAS the parties have entered into a Subscriber Unit Purchase Agreement dated January 1, 2005 (the “Agreement”), as heretofore amended, modified, supplemented or otherwise revised;
WHEREAS the Seller manufactures and markets co-branded Motorola iDEN Mobile Devices products identified as Baby Phat II phones), and NIIH wishes to distribute such phones as Products under this Agreement through its Mexico Affiliate, Multifon, SA de CV;
WHEREAS the lawful owner of the Baby Phat logos and Trademarks, RKLR Licensing, LLC, (hereinafter “RKLR”) requires all distributors of the Baby Phat II phones, as a pre-condition to authorizing such distribution, to covenant for the protection of its intellectual property rights in such logos and trademarks;
THEREFORE, in consideration of their mutual obligations and covenants, the parties agree to amend the Agreement as follows:
TERM. The term of this Amendment shall begin on the date of the last signature hereto (“Effective Date”), and end on [*], under the terms and conditions set forth in the Agreement, unless extended by mutual written agreement of the parties. The parties agree that the terms and conditions of this Amendment apply solely to the Baby Phat II phone Products as defined herein. In the event of a conflict between the terms and conditions of this Amendment and the Agreement, the terms and conditions of the Amendment shall apply.
PURCHASE ORDERS. The total number of Baby Phat II phone Products that Buyer may order under this Agreement is (i) up to [*] i833 Limited Edition Baby Phat II Phones, subject to availability. Purchase orders are non-cancelable and must be placed upon acceptance of the Product and associated terms and conditions. All orders by Buyer shall be only upon the terms and conditions of this Amendment including all applicable terms of the Subscriber Agreement. Any inconsistent terms in Buyer’s purchase orders shall be without effect.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
Motorola/NII Mexico
Motorola Confidential & Proprietary

PRICING. Prices applicable to the Product sold pursuant to this Amendment (“Prices”) are set forth in Exhibit A. In order for Prices to be applicable, the purchase orders submitted to Seller must reference this Amendment.
TERRITORY. Distribution of Product is limited to the country of Mexico.
DISTRIBUTION. Motorola represents that it has been licensed the right, subject to certain terms and conditions, to distribute and sell Baby Phat II phone Products, to NII Mexico for resale within Mexico through NII Mexico’s Direct Sales channel, dealer network, and high end, premium retail channels such as “Palacio de Hiero”. All other channels of distribution within Mexico shall be subject to the prior written approval of RKLR.
BABY PHAT LOGOS AND TRADEMARKS. In order that RKLR, the owner of the Baby Phat logos and trademarks, may protect its trademarks, trade names, corporate slogans, corporate logo, goodwill and product designations, Buyer, without the advance written approval of RKLR, shall have no right to use any such marks, names, slogans or designations of Seller in the sales, lease or advertising of any products or on any product container, component part, business forms, sales, advertising and promotional materials or other business supplies or material, whether in writing, orally or otherwise. Buyer agrees to provide Motorola with all promotional and advertising materials containing Baby Phat logos and trademarks for approval by RKLR before such logos or trademarks are used. In the event that Buyer does not receive written approval or disapproval, such materials shall be deemed disapproved. Motorola represents and warrants that it is authorized by RKLR to communicate such approval as is required to market and sell Products in Mexico by Buyer.
INDEMNIFICATION. Buyer shall indemnify and hold Motorola, and its employees, officers, and agents harmless from all claims, demands, liabilities, suits and proceedings (including any brought in or before any court, government or administrative body, arbitration panel or other tribunal) (“Claims”) and any and all expenses arising therefrom, including reasonable attorneys’ fees, against or involving Motorola on account of or arising out of any of the following: (i) Buyer’s failure to obtain permission to use Baby Phat or other third party proprietary rights used in Buyer’s advertisements, promotional material, and publicity of Baby Phat II phone Products; (ii) any alleged or actual infringement of Baby Phat or third party proprietary rights arising from the use of any public relations material which Buyer provides, prepares or uses in connection with this Amendment and which has not been approved by Motorola or RKLR; (iii) any assertions or claims made about any Baby Phat II phone Products or Buyer’s competitors’ products or services in any advertising, promotional material, or in any public relations material which Buyer provides, prepares or uses in connection with this Amendment and which has not been approved by Motorola or RKLR, or (iv) Buyer’s breach of any of Buyer’s obligations under this Amendment, provided that Buyer is notified promptly in writing of the Claim and, at Buyer’s request and at its expense, is given control of the Claim and all reasonably requested assistance for its defense. The terms of this indemnity provision is the sole and exclusive remedy of Motorola for any of the causes listed herein.
Motorola shall indemnify and hold Buyer, and its employees, officers, and agents harmless from all claims, demands, liabilities, suits and proceedings (including any brought in or before any court, government or administrative body, arbitration panel or other tribunal) (“Claims”) and any and all expenses arising therefrom, including reasonable attorneys’ fees, on account of or arising out of Motorola’s failure to obtain from the owner of the Baby Phat logos and trademarks all rights required for the marketing and sale of Products in Mexico through Buyer’s approved distribution channels, subject to the provisions of the section above entitled “BABY PHAT LOGOS AND TRADEMARKS”. Motorola will be notified promptly in writing of the Claim and, at Motorola’s request and at its expense, will be given control of the Claim and all reasonably requested assistance for its defense. The terms of this indemnity provision is the sole and exclusive remedy of Buyer for Motorola’s failure to obtain from the owner of the Baby Phat logos and
Motorola/NII Mexico
Motorola Confidential & Proprietary

trademarks all rights required for the marketing and sale of Products in Mexico through Buyer’s approved distribution channels.
COMPLIANCE WITH LAWS. Buyer shall sell, market and advertise the Products in accordance with the Agreement, and all applicable laws, rules and regulations.
CONFIDENTIALITY. The parties agree that this Amendment, (including all exhibit(s) attached hereto) is confidential and shall not be disclosed to any third party according to the provisions of the Agreement. The obligations in this Section shall survive termination of this Agreement for two (2) years.
WARRANTY. Motorola warrants the Baby Phat II phone Products only to the original end user buyers or lessees in accordance with the Limited Warranty that Motorola ships with such Product, and makes no representation or warranty of any other kind, express or implied. EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY, MOTOROLA DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES FOR BREACH OF WARRANTY EVEN IF MOTOROLA HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES.
The parties agree that Buyer will fulfill Motorola’s obligations under its Limited Warranty to the original end user pursuant to the following conditions:
(i)	Motorola will provide Buyer with an [*] of Buyer’s purchases of Baby Phat II phone Products to replace Baby Phat II phone Product returned for any reason that does not require repairs as set forth in (iii) below;

(ii)	The repair service offered by Motorola for the Baby Phat II phone Product excludes cosmetic refurbishment or replacement of the back cover, antennae, front housing, and/or flip.

(iii)	If a non-performing Baby Phat II phone Product is returned that requires a mechanical or electrical repair that does not require the replacement of any cosmetic part ( back cover, antennae, front housing, and/or flip), Buyer will return that Baby Phat II phone Product to Motorola for repair. In cases of repair, Motorola will also be liable for all shipping costs and custom and/or import duties associated with the delivery to Buyer (at Buyer’s place of business or the place where the return of the defective Products originated) of the repaired Products.

(iv)	The total kit price for the Baby Phat II phone Product set forth in Exhibit A includes an adder of [*] for this service arrangement.
(v)	GENERAL. This Amendment constitutes the entire and final expression of agreement between the parties pertaining to the subject matter hereof and supersedes all other communications, oral or written, between the parties. No alterations or modifications of this Amendment shall be binding upon either Buyer or Seller unless made in writing and signed by an authorized representative of each. If any term or condition of this Amendment shall to any extent be held by a court or other tribunal to be invalid, void or unenforceable, then that term or condition shall be inoperative and void insofar as it is in conflict with law, but the remaining rights and obligations of the parties shall be construed and enforced as if this Amendment did not contain the particular term or condition held to be invalid, void or unenforceable. Buyer shall make no assignment of this Amendment or of any right granted herewith without the prior written consent of Seller. Any assignment of this Amendment is null and void.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
Motorola/NII Mexico
Motorola Confidential & Proprietary

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives effective as of the day of ___, 2005.

SELLER: MOTOROLA INC.	BUYER: NII HOLDINGS, INC.

By:	By:

Signature	Signature

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

Motorola/NII Mexico
Motorola Confidential & Proprietary

EXHIBIT A
Pricing
1. Baby Phat II Phone

Total Kit Price
Number of Kits	(includes NII Mexico SIM Card)
[*]	[*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
Motorola/NII Mexico
Motorola Confidential & Proprietary